Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-207309) of CalAtlantic Group, Inc.
(2)	Registration Statement (Form S-3 No. 333-187639) of CalAtlantic Group, Inc.,
(3)	Registration Statement (Form S-8 No. 333-211586) pertaining to CalAtlantic Group, Inc. Deferred Compensation Plan,
(4)	Registration Statement (Form S-8 No. 333-207322) pertaining to The Ryland Group, Inc. Executive and Director Deferred Compensation Plan II,
(5)
Registration Statement (Post-Effective Amendment No. 4 on Form S-3 to Registration Statement on Form S-4 No. 333-205452) pertaining to The Ryland Group, Inc. 2008 Equity Incentive Plan and The Ryland Group, Inc. 2011 Equity and Incentive Plan,

(6)
Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 333-205452) pertaining to The Ryland Group, Inc. 2008 Equity Incentive Plan, The Ryland Group, Inc. 2011 Equity and Incentive Plan, The Ryland Group, Inc. 2004 Non-Employee Director Equity Plan, and The Ryland Group, Inc. Executive and Director Deferred Compensation Plan II,

(7)	Registration Statement (Form S-8 No. 333-196378) pertaining to the 2014 Omnibus Incentive Compensation Plan,
(8)	Registration Statement (Form S-8 No. 333-175983) pertaining to the Standard Pacific Corp. 2008 Equity Incentive Plan,
(9)	Registration Statement (Form S-8 No. 333-153065) pertaining to the Standard Pacific Corp. 2008 Equity Incentive Plan, and
(10)	Registration Statement (Form S-8 No. 333-151629) pertaining to the Standard Pacific Corp. 2008 Equity Incentive Plan,
of our reports dated February 27, 2017, with respect to the consolidated financial statements of CalAtlantic Group, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of CalAtlantic Group, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of CalAtlantic Group, Inc. and subsidiaries for the year ended December 31, 2016.
      /s/ Ernst & Young LLP

Irvine, California
February 27, 2017